UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2013

CAPE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (609) 465-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2013, Cape Bancorp, Inc. (the “Company”) announced that the Company’s Board of Directors authorized a third stock repurchase for the repurchase of up to 5%, or approximately 602,989, shares of the Company’s outstanding common stock.

The stock repurchase program may be carried out through open market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 of the Securities and Exchange rules. The stock will be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital and the Company’s financial performance.

Item 9.01.	Financial Statements and Exhibits

                (a)    Financial statements of businesses acquired. Not Applicable.
                (b)    Pro forma financial information. Not Applicable.
                (c)    Shell company transactions. Not Applicable.
                (d)    Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
Date: December 23, 2013	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer

CAPE BANCORP, INC. ANNOUNCES A STOCK REPURCHASE PROGRAM

Cape May Court House, NJ – (Marketwire) – December 23, 2013 – Cape Bancorp, Inc. (the “Company”) (NASDAQ: CBNJ), the parent company of Cape Bank, today announced that the Company’s Board of Directors has authorized a third stock repurchase program for the repurchase of up to 5% or approximately 602,989 shares of the Company’s issued and outstanding common shares from its shareholders. The Company’s second stock repurchase program was completed on October 3, 2013.

The stock repurchase program may be carried out through open market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 of the Securities and Exchange rules. The stock will be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital and the Company’s financial performance.

Cape Bancorp, Inc., with total assets of $1.07 billion at September 30, 2013, is the parent company of Cape Bank, a New Jersey chartered savings bank which operates fifteen offices serving individuals and small to mid-sized businesses in Atlantic and Cape May Counties, New Jersey.  Cape Bank is a member of the FDIC and an Equal Housing Lender.

Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or Cape Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as “expects,” “subject,” “believe,” “will,” “intends,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or Cape Bank’s control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or Cape Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.